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                                                                  EXHIBIT 10.16

LESSOR:  RIVIERA FINANCE EAST BAY      LESSEE:   ON VILLAGE COMMUNICATIONS, INC.

         A Washington Corporation                 A California Corporation
Address: 16400 Southcenter Pkwy., #305   Address: 848 N. La Cienega Blvd., # 206
         Seattle, WA 98188                        Los Angeles, CA 90069
         (800) 448-6395                           (310) 652-8850

1.    LEASE OF EQUIPMENT

         By this Master Equipment Lease which, together with all Lease Schedules, Acceptance Certificates, riders, exhibits, amendments and other documents now or hereafter attached hereto and made a part hereof, is hereinafter referred to as the "Lease," Lessor leases to Lessee and Lessee leases from Lessor, subject to terms and conditions contained in this Lease, the personal property, together with all replacement parts, repairs, additions and accessories (collectively, the "Equipment") described in any Lease Schedule which shall become a part hereof. Notwithstanding anything to the contrary expressed or implied in this Lease, the terms and conditions of this Lease shall be construed and interpreted as to each Lease Schedule as if a separate but identical lease shall have been executed between the parties with regard to the equipment on such Lease Schedule. The Equipment is to be delivered and installed at On Village Communications, Inc.

================================================================================

This Lease consists of nineteen sections, including the terms and provisions of any Lease Schedule, Acceptance Certificate, rider, exhibit, amendment or other document now or hereafter attached hereto and made a part hereof. THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH ORAL AGREEMENTS EXIST. This Lease may not be amended, nor may any rights hereunder be waived, except by an instrument in writing signed by the party charged with such amendment or waiver. The term "Lessee" as used herein shall mean and include any and all Lessees who sign hereunder, each of whom shall be jointly and severally bound hereby. This Lease will not be binding on Lessor until executed by Lessor.

                                        By execution hereof, signer
                                        certified that he or she has read,
                                        accepted and duly executed this
                                        Master Equipment Lease Agreement on
                                        behalf of Lessee.

DATED AS OF: April 21, 1997

Lessor: RIVIERA FINANCE EAST BAY        Lessee: ON VILLAGE COMMUNICATIONS, INC.

By:   /s/ STEVE J. ALEXANDER            By:  /s/ ROBERT D. TRACHT
   -----------------------------           ------------------------------------
Name:  Steve J. Alexander               Name:  Robert David Tracht
Title: Senior Vice President            Title: President



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Lessee's expense at the location specified on the applicable Lease Schedule. The
Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease upon Lessor's receipt of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason.

2. TERM & RENT

         The lease of each item of Equipment shall commence on the date of the Acceptance Certificate with respect to such item and shall continue for the number of months, and any proration thereof, specified in the applicable Lease Schedule. Rental payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, in addition, pay interim rent to Lessor on a pro-rata basis from the Acceptance Date to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid when due, Lessee shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment. In addition, Lessee shall pay interest on such delinquent payment from 30 days after the due date until paid at the rate of 1 1/2% per month or the maximum amount permitted by law, whichever is lower. All payments to be made to Lessor shall be made to Lessor at the address shown above, or at such other place as Lessor shall specify in writing. THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE FOR THE TERM SET FORTH IN EACH LEASE SCHEDULE HERETO.

3. POSSESSION; INSPECTION; PERSONAL PROPERTY

         No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the full lease term (provided no Event of Default has occurred) free from interference by any person claiming by, through, or under Lessor. At its option, Lessor may require Lessee, at Lessee's expense, to affix labels, plates or markings in a prominent location on the Equipment indicating Lessor is the owner. Lessor may enter the premises where the Equipment is located during business hours for the purpose of inspecting the Equipment and, during the last six months of the term of this Lease, for the purposes of showing the Equipment to prospective purchasers or lessees of the Equipment. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment or this Lease. In the event such third party does acquire or have the right any interest in the Equipment or this Lease, Lessee shall remove such third party's interest within 30 days of its being asserted.

4. DISCLAIMER OF WARRANTIES

         LESSOR IS NOT THE MANUFACTURER OF SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED WARRANTIES AS TO ANY MATER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPALOS ANGELES, CA 90069 OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statement or representations made by Lessor. For so long as no Event of Default has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's or vendor's warranties with respect to the Equipment, to the extent permitted by law.

         If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make al claims on



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account thereof solely against the manufacturer or supplier and not against
Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer of supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS

         Lessee represents and warrants to and covenants with Lessor that:

         (a) Lessee has the form of business organization indicated above and is duly organized and existing in good standing under the laws of the state listed in the caption of the Lease and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority and does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms; (d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except those of persons claiming by, through or under Lessor); (e) the Equipment will be used solely in the conduct of Lessee's business and will remain in the location shown on the applicable Lease Schedule unless Lessor and Lessee otherwise agree, in writing and Lessee has completed all notifications, filings, recordings and other actions in such new location as Lessor may reasonably request to protect Lessor's interest in the Equipment; (f) there are no material adverse changes in the financial condition or operation of Lessee since the date of its financial statements provided to Lessor nor any pending or threatened actions or proceedings before any court or administrative agency which materially adversely affect Lessee's financial condition or operations and all information so provided is, and all information hereafter furnished will be, true and correct in all material respects; (g) Lessee has not and is not now engaged in, and shall not, during any time that any of Lessee's obligations hereunder are outstanding, engage in any conduct or activity, including, but not necessarily limited to, a pattern of racketeering activity, that would subject any of Lessee's assets to forfeiture; and (h) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment.

6. INDEMNITY

         Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacturing, purchase, shipment and delivery to Lessee, acceptance or rejection, ownership, titling, registration, leasing, possession, operations, use, return or other disposition of the Equipment, including, without limitation, any of such as may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment, normal wear and tear excepted; and (c) any obligation or liability to the manufacturer and any supplier of the Equipment arising under the purchase orders issued or assigned to Lessor.

         The covenants and indemnities contained in this Section and Section 7 shall survive the termination of this Lease.

7. TAXES AND OTHER CHARGES



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         Lessee agrees to comply with all laws, regulations and governmental orders related to this lease and to the Equipment and its use or possession, and to pay when due, and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operations, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

         If a True Lease Schedule shall be made a part of this Lease, then, with respect to the Equipment set forth on such True Lease Schedule, Lessor has assumed the following tax benefits (the "Tax Benefits"): (i) that it will be entitled to cost recovery deductions under Section 1 68 of the Internal Revenue Code of 1986, as amended (the "Code"), using a 200% declining balance method of depreciation as set forth in Section 168(b) of the Code for the applicable recovery period for such Equipment under Section 168(c) of the Code as set forth in the True Lease Schedule with respect to the Equipment, and (ii) that Lessor will be taxed throughout the term of the Lease Schedule at Lessor's federal corporate income tax rate existing on the date of such Lease Schedule (the "Assumed Tax Rate"). If, for any reason whatsoever, there shall be a loss, disallowance, recapture or delay in claiming all or any portion of the Tax Benefits with respect to modification or improvement to or in respect of any of the Equipment made or paid for by Lessee, or if there shall be a change in the Assumed Tax Rate (any loss, disallowance, recapture, delay, inclusion or change being herein called a "Tax Loss"), then thirty (30) days after written notice to Lessee by Lessor that a Tax Loss has occurred, Lessee shall pay Lessor a lump sum amount which, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with an amount necessary to maintain Lessor's after-tax economic yield and overall net after-tax cash flows at least the same level that would have been available if such Tax loss has not occurred, plus any interest, penalties or additions to tax which may be imposed in connection with such Tax Loss. A Tax Loss shall conclusively be deemed to have occurred if either (a) a deficiency shall have been proposed by the Internal Revenue Service or other taxing authority having jurisdiction, or (b) tax counsel for Lessor has rendered an opinion to Lessor that such Tax Loss has so occurred. The foregoing indemnity shall continue in full force and effect notwithstanding the expiration or termination of the Lease or the Lease Term of the Schedule Equipment and each item thereof.

8. DEFAULT

         Lessee shall be in default of this Lease upon the occurrence of any one of the following events (each an "Event of Default"):

         (a) Lessee shall fail to make any payment, of rent or otherwise, hereunder promptly when due; or (b) Lessee shall fail to perform or observe any covenant, condition or agreement under this Lease, and such failure continues for 10 days after notice thereof to Lessee, or shall default in the payment of any indebtedness to Lessor or any parent, subsidiary or affiliated company of Lessor under any note, security agreement, equipment lease, title retention or conditional sales agreement or any instrument or agreement evidencing such indebtedness with Lessor or any parent, subsidiary or affiliated company of Lessor, or if Lessee shall default in the performance of or compliance with any term contained in any agreement or instrument with respect to such indebtedness, if the effect of such default is to cause or permit such indebtedness to become due prior to its stated maturity, or if any such indebtedness is not paid by maturity; or (c) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document heretofore or hereafter furnished Lessor in connection herewith including, without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (d) death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or business, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 11 of the United




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States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or (e) the Equipment shall be abused, substantially damaged or destroyed or Lessor shall reasonably deem the Equipment to be unsafe or at risk; or (f) Lessee shall default in meeting any of its trade, tax, borrowing or other obligations as they mature, except to the extent Lessee is contesting any such obligations is good faith and has established adequate reserves therefor; or (g) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise; or
(h) Lessor shall determine, in its sole discretion and in good faith, that Lessee's ability to may any payment hereunder promptly when due or otherwise comply with the terms of this Lease or any other agreement between Lessor and Lessee is impaired; or (i) any event or condition set forth in subsections (b),
(c), (d), (e), M, (g), or (h) of this Section 8 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Lease.

         Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition which, upon the giving of notice or lapse of time, or both, may become an Event of Default.

9. REMEDIES

         Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, to the extent permitted by applicable law, exercise one or more of the following remedies with respect to any or all of the Equipment
(a) cause Lessee to, upon written demand of Lessor and at Lessee's expense, promptly return any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 18, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession; (b) sell any or all the Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account of and the expense of Lessee and Lessee agrees to reimburse Lessor for all of Lessor's costs and expenses;
(d) by written notice to Lessee, terminate this Lease with respect to any or all Lease Schedules in default and the Equipment subject thereto, as such notice shall specify, and, with respect to such terminated Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) all rental payments accrued and unpaid, plus interest and late charges thereon, calculated as of the date payment is actually made, plus (ii) the net present value of all rental payments to become due during the remaining term of each such Lease Schedule, plus the amount of any purchase or renewal option or obligation with respect to such Equipment, or, if there is no such option or obligation, then the fair market value of the Equipment at the end of such term, as estimated by Lessor in its sole, reasonable discretion, discounted at a rate of 6% per annum, calculated as of the date payment is actually made, plus (iii) all other amounts then payable to Lessor hereunder; (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time as it sees fit to reduce any amounts due to Lessor, and
(f) exercise any other right or remedy which may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs.

         No remedy referred to in this Section 9 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. The exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies and all remedies hereunder shall survive termination of this Lease.

         At any sale of the Equipment pursuant to this Section 9, Lessor may bid for and purchase the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at lease seven (7) days prior to the sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, Lessor shall give Lessee credit for any sums actually received by Lessor from the disposition of the Equipment after deductions of expenses of disposition and the amounts due to Lessor under Section 9(d) above. A



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termination shall occur only upon written notice by Lessor and only with respect to such Equipment as Lessor shall specify in such notice. Termination under this
Section 9 shall not affect Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorneys' fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

10. ADDITIONAL SECURITY

         To the extent necessary to protect the Lessor's interest in any of the Equipment leased hereunder, Lessee grants, to Lessor a security interest in all such Equipment. In order more fully to secure its rental payments and all other obligations to Lessor hereunder, Lessee hereby grants to Lessor a security interest in any deposit of Lessee to Lessor under Section 3(d) of any Lease Schedule hereto. Such security deposit shall not bear interest, may be commingled with other funds of Lessor and shall be immediately restored by Lessee if applied under Section 9(e). Upon expiration of the term of this Lease and satisfaction of all of Lessee's obligations, the security deposit shall be returned to Lessee. The term 'Lessor' as used in this Section 10 shall include any subsidiary, parent or affiliate of Lessor.

11. NOTICES

Any notices and demands required or permitted to be given under this Lease shall be given in writing and by regular mail and shall become effective when deposited in the United States Mail with postage prepaid to Lessor to the attention of Customer Accounts, and to Lessee at the addresses herein above set forth, or to such other address as the party to receive notice hereafter designates by such written notice.

12. USE; REPAIRS; LOSS AND DAMAGE

         Lessee will cause the Equipment to be operated in accordance with any applicable manufacturer's manuals, instructions or requirements by competent and duly qualified personnel only, in accordance with applicable requirements of law, if any, and for business purposes only. Lessee at its own cost and expense, shall keep the Equipment in good repair, condition and working order, in accordance with any applicable manufacturer's manuals, instructions or requirements and shall furnish all parts, mechanisms, devices and servicing required therefor. All such parts, mechanisms and devices shall immediately become the property of Lessor and part of the Equipment for all purposes hereof. Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (a) on which the Equipment is ordered, or (b) Lessor pays the purchase price of the Equipment, and continuing as set forth in Section 18 hereof. If any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall promptly pay to lessor an amount equal to the greater of (i) the full replacement value of such item or (ii) the net present value of all rental payments then remaining unpaid for the term of the Lease plus the amount of any purchase or renewal option or obligation with respect to such item or, if there is no such option or obligation, then the fair market value of the Equipment at the end of such term, as estimated by Lessor in its sole, reasonable discretion, discounted at a rate of 6% per annum.

13. INSURANCE

         Lessee shall procure and maintain, upon such terms and with such companies as Lessor may approve, during the entire term of this Lease, at Lessee's expense, (a) Worker's Compensation and Employer's Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and property Damage, $1,000,000 aggregate, where applicable; and (c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less then the greater of (i) the full replacement value of such item of (ii) the net present value of all rental payments then



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remaining unpaid for the term of the lease plus the amount of any purchase or renewal option or obligation with respect to such items or, if there is no such option or obligation, then the fair market value of the Equipment at the 'end of such term, as estimated by Lessor in its sole, reasonable discretion, discounted at a rate of 6% per annum. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right and its insurance carrier's right of subrogation against Lessor for any and all loss or damage.

         In addition to the foregoing minimum insurance coverage, Lessee shall procure and maintain such other insurance coverage's as Lessor may require from time to time during the term of this Lease. All policies shall contain a clause requiring the insurer to furnish Lessor with at least 30 days' prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance of other evidence satisfactory to Lessor that such insurance coverage's are in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by the Lessee of additional rentals. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of claims under any such insurance policy and to endorse Lessee's name on any checks, drafts or other instruments of payment of such claims. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

14. LIMITATION Of LIABILITY

         Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of. any character, including, without limitation, loss of use of production facilitates or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

15. FURTHER ASSURANCES

         Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Lease. Lessee shall provide to Lessor within 120 days after the close of each of Lessee's fiscal years, and upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles. Lessee shall execute and deliver to Lessor upon Lessor's request such instruments and assurances as Lessor deems necessary for the confirmation, preservation or perfection of this Lease and Lessor's rights hereunder, including, without limitation, such corporate. resolutions and opinions of counsel as Lessor may request from time to time, and all schedules, forms, and other reports as may be required to satisfy obligations imposed by taking authorities. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record UCC financing statements and other lien recordation documents with respect to the Equipment where Lessee fails or refuses to do so after Lessor's written request, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings.

16. ASSIGNMENT

         This Lease and all rights of Lessor hereunder shall be assignable by Lessor absolutely or as security, without written notice to Lessee, subject to the rights of Lessee hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the assignee, and Lessee agrees it shall not assert any defense, rights of set-off or counterclaim against




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any assignee to which Lessor shall have assigned its rights and interests hereunder, nor hold or attempt to hold such assignee liable for any of Lessor's obligations hereunder.

         LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS WRITTEN CONSENT OF LESSOR.

17. LESSEE'S OBLIGATIONS UNCONDITIONAL

        This Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each rent or other payment made by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

18. RETURN OF EQUIPMENT

         Upon expiration of the term of the Lease for each item of Equipment, as specified in the applicable Lease Schedule, or upon demand of Lessor as provided in Section 9, Lessee, at its own expense, shall immediately return the Equipment described in such Lease Schedule in the same condition as when delivered to Lessee, ordinary wear and tear excepted, to such location as Lessor shall designate. The Equipment shall be returned free and clear of all liens, encumbrances and rights of others. The risk of loss of the Equipment shall remain with Lessee until the returned Equipment is accepted by Lessor or such other entity to whom the Equipment is returned, and Lessee shall maintain insurance on the Equipment in accordance with Section 13 until such acceptance occurs. Unless and until the Equipment is returned and accepted as herein provided, or otherwise disposed of by written agreement of Lessor and Lessee, the term of this Lease with respect to such Equipment shall continue on a month-to-month basis terminable by Lessor upon 30 days advance written notice at a rent per month equal to the highest monthly rent for the Equipment payable during the Lease term.

19. ENFORCEABILITY AND GOVERNING LAW

        Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provisions of law which render any provision hereof unenforceable in any respect. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in this Lease. The captions in this Lease are for the convenience only and shall not define or limit any of the terms hereof.

        THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA LESSEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE. Any action by Lessee against Lessor for any cause of action under this Lease shall be brought within one year after any such cause of action first occurs.

                             SCHEDULE A - EQUIPMENT

Attached to and made part of the following documents:

Master Equipment Lease Agreement, #97-020 dated April 21, 1997, between Riviera Finance East Bay ("Lessor") and On Village Communications, Inc. ("Lessee").

      QUANTITY          DESCRIPTION                            SERIAL #                 AMOUNT
         1       Sony Pentium 20 - 200mhz                      2103378                 $ 1,799.00
         1       Hitachi El33TC                                EJ025880859             $ 1,999.00
         2       Cardinal Modems                               N/A                     $   399.98
         1       HP Laserjet 6MP                               USBB051303              $   869.00
         1       Mustek Color Scanner                          HWF94FSA2               $   369.00
         1       Hitachi El33TC                                EJ025880140             $ 1,924.00
         1       Hitachi El33TC                                EJ025880162             $ 1,924.00
         1       Hitachi El33TC                                EB035880020             $ 1,924.00
         3       Cardinal Modems                               N/A                     $   599.97
         1       Alp Glidepoint Keypad                         00A4004995G             $   119.00
         1       Tech Media - 200mhz                           TCP0002174              $ 1,499.00
         1       Tech Media - 14" monitor                      DJ60703668              $   179.00
         1       Cardinal Modem                                N/A                     $   184.99
         1       Hitachi El33TC                                EJ025880173             $ 1,964.00
         1       NPR 601                                       ARE6A96450016           $ 3,054.95
         1       Compaq Notebook                               268150005               $ 3,059.98
         1       Epson Printer and zip drive                   1F8E623688              $   686.93
         1       Nextstep workstation                          CUSTOM                  $ 7,933.00
         1      *Voyager storage array                         970430137/00            $67,357.30
         1       G5-133 Pro Pentium PC                         7007261                 $ 1,678.00
         1       G5-133 Pro Pentium PC                         7007262                 $ 1,678.00
         1       G5-133 Pro Pentium PC                         7007263                 $ 1,678.00
         1       M55-166 Mini Tower                            848106-0004             $ 1,549.00
         1       M55-166 Mini Tower                            848106-007              $ 1,549.00
         1       M55-166 Mini Tower                            848106-0030             $ 1,549.00
         1       M55-166 Mini Tower                            848106-0026             $ 1,549.00
         1       Hitachi El33TC                                EB035880009             $ 1,999.00
      TOTAL                                                                           $111,075.10

ALL EQUIPMENT WILL BE LOCATED AT THE FOLLOWING ADDRESS:

         On Village Communications, Inc.        *STORAGE ARRAY IS AT:
         848 N. La Cienega Blvd., Suite 206      NETWORK PUBLISHING
         Los Angeles, CA 90069                   ONE EAST CENTER ST., SUITE 300
                                                 PROVO, UT 84601

RIVIERA FINANCE EAST BAY               ON VILLAGE COMMUNICATIONS, INC.


By: /s/ STEVE J. ALEXANDER              By:  /s/ ROBERT D. TRACHT
   -----------------------------           ------------------------------------
Name:  Steve J. Alexander               Name:  Robert D. Tracht
Title: Senior Vice President            Title: President

                                                       LEASE SCHEDULE NO. 97-020

                                         Lessee: On Village Communications, Inc.

                                     Address: 848 N. La Cienega Blvd., Suite 206
                                                           Los Angeles, CA 90069

                                                       Telephone: (310) 652-8850

         1. Lessor and Lessee have entered into a Master Equipment Lease Agreement dated as of April 21, 1997, including this Lease Schedule (collectively, the "Lease"), pursuant to which Lessor and Lessee have agreed to lease the equipment described in Schedule A hereto (the "Equipment"). Lessee reaffirms all of its representations, warranties and covenants set forth in the Lease, all of the terms and provisions of which are incorporated herein by reference, as of the date hereof and further certifies to Lessor that Lessee has selected the Equipment and has received and approved the purchase order, purchase agreement or supply contract under which the Equipment will be acquired for purposes of this Lease. To the extent necessary to protect Lessor's interest in the Equipment, Lessee grants to Lessor a first priority security interest in the Equipment.

         2. The assumed Acquisition Cost of the Equipment is: $500,000.

         3. a. Term. The Lease Term is thirty-six (36) months commencing on the Lease Term Commencement Date as set forth in the Acceptance Certificate to this Lease Schedule plus any partial period between the Acceptance Date of the Equipment as set forth in the Acceptance Certificate and the Lease Term Commencement Date.

            b. Rental Payments. Lessee shall pay Lessor thirty-six (36) rental payments in the following amounts plus any applicable sales/use taxes, commencing on the Rental Payment Commencement Date set forth in the Acceptance Certificate and on the 1st day of each month thereafter for the entire Lease
Term:

                                                Amount of Each
                  Rental Payment Nos.           Rental Payment

                         1-36                   3.3558% of Equipment Cost

In the event that the Rental Payments set forth in any Acceptance Certificate hereto differ from those set forth in this Section 3(b), the Rental Payments shall be as set forth in the Acceptance Certificate.

                  c.       Lessee agrees to pay Lessor, in advance, the first
                           (1) rental payment prorata Funding Date.

                  d. Lessor agrees to pay Lessor a payment in the amount of 15% of equipment cost to be held by Lessor as a deposit to secure Lessee's performance under the Lease.

         4. The Equipment will be located at the locations specified in Schedule A hereto.

         5. Lessor will invoice Lessee for all sales, use and/or personal property taxes as and when due and payable in accordance with applicable law, unless Lessee delivers to Lessor a valid exemption certificate with respect to such taxes. Delivery of such certificate shall constitute Lessee's representation and warranty that no such tax shall become due and payable with respect to the Equipment and Lessee shall indemnify and hold harmless Lessor from and against any and all liability or damages, including late charges and interest which Lessor may incur by reason of the assessment of such tax.

         6. The Rental Payments may change for Equipment accepted after June 1, 1997.

Dated as of April 21, 1997.             By execution hereof, the signer
                                        certifies that he has read, accepted
                                        and duly executed this Lease Schedule
                                        to the Master Equipment Lease Agreement
                                        on behalf of Lessee.

RIVIERA FINANCE EAST BAY                ON VILLAGE COMMUNICATIONS, INC.

By:   /s/ STEVE J. ALEXANDER            By:  /s/ ROBERT D. TRACHT
   -----------------------------           ------------------------------------
Name:  Steve J. Alexander               Name:  Robert D. Tracht
Title: Senior Vice President            Title: President

PURCHASE OPTION RIDER

Purchase Option Rider to Lease Schedule No. 97-020 (the "Schedule") to Master Equipment Lease Agreement dated as of April 21, 1997, (the "Lease") between the undersigned parties.

If the Lease Term of the Equipment described in the Schedule has not been terminated and no Event of Default under the Lease has occurred and is continuing, Lessee shall have the option to purchase all, but not less than all of such Equipment at the end of its Lease Term. Lessee shall notify Lessor in writing of Lessee's intention to exercise such option at least sixty (60) days prior to the expiration of such Lease Term. The Purchase Option Price of such Equipment shall be due and payable, in immediately available funds, on the last day of such Lease Term and shall be an amount equal to $1.00.

         The sale of the Equipment by Lessor to Lessee shall be on an AS-IS, WHERE-IS basis, without recourse to, or warranty by, Lessor.

         All capitalized or other terms used herein which are not defined herein shall have the meaning given to such terms in the Lease.

DATED AS OF: April 21, 1997

RIVIERA FINANCE EAST BAY                ON VILLAGE COMMUNICATIONS, INC.

By:   /s/ STEVE J. ALEXANDER            By:  /s/ ROBERT D. TRACHT
    -----------------------------           ------------------------------------
Name:  Steve J. Alexander               Name:  Robert David Tracht
Title: Senior Vice President            Title: President

                              CORPORATE RESOLUTION

STATE OF CALIFORNIA

COUNTY OF

I, Robert Tracht, President, being duly sworn, do state that I am the duly elected, qualified and acting President of On Village Communications, Inc., a California Corporation and that the following resolution was approved by the Board of Directors of said Corporation on _____________, 1997, at a duly convened meeting of said Board, at which time a quorum was present and that the said resolution has not been amended nor repeated:

WHEREAS, Robert Tracht, President, and Bill Rossi, Chief Financial Officer, have negotiated with Riviera Finance East Bay for a non-cancelable lease of certain property to wit:

       QUANTITY           DESCRIPTION                      SERIAL #                       AMOUNT
          1         Sony Pentium 20 - 200mhz              2103378                      $  1,799.00
          1         Hitachi El33TC                        EJ025880859                  $  1,999.00
          2         Cardinal Modems                       N/A                          $    399.98
          1         HP Laserjet 6MP                       USBB051303                   $    869.00
          1         Mustek Color Scanner                  HWF94FSA2                    $    369.00
          1         Hitachi E133TC                        EJ025880140                  $  1,924.00
          1         Hitachi E133TC                        EJ025880162                  $  1,924.00
          1         Hitachi E133TC                        EB035880020                  $  1,924.00
          3         Cardinal Modems                       N/A                          $    599.97
          1         Alp Glidepoint Keypad                 00A4004995G                  $    119.00
          1         Tech Media - 200mhz                   TCP0002174                   $  1,499.00
          1         Tech Media - 14" monitor              DJ60703668                   $    179.00
          1         Cardinal Modem                        N/A                          $    184.99
          1         Hitachi E133TC                        EJ025880173                  $  1,964.00
          1         NPR 601                               ARE6A96450016                $  3,054.95
          1         Compaq Notebook                       268150005                    $  3,059.98
          1         Epson Printer and zip drive           lF8E623688                   $    686.93
          1         Nextstep workstation                  CUSTOM                       $  7,933.00
          1         Voyager storage array                 970430137/00                 $ 67,357.30
          1         G5-133 Pro Pentium PC                 7007261                      $  1,678.00
          1         G5-133 Pro Pentium PC                 7007262                      $  1,678.00
          1         G5-133 Pro Pentium PC                 7007263                      $  1,678.00
          1         M55-166 Mini Tower                    848106-0004                  $  1,549.00
          1         M55-166 Mini Tower                    848106-007                   $  1,549.00
          1         M55-166 Mini Tower                    848106-0030                  $  1,549.00
          1         M55-166 Mini Tower                    848106-0026                  $  1,549.00
          1         Hitachi E133TC                        EB035880009                  $  1,999.00
        TOTAL                                                                          $111,075.10

           for 36 monthly payments as follows:

                  Months 1-36                       3.3558% of Equipment Cost

The Board of Directors have examined all the terms of said lease.

NOW THEREFORE BE IT RESOLVED, that Robert Tracht, President, and Bill Rossi, Chief Financial Officer, are directed, empowered and authorized to sign on behalf of this Corporation the above-referenced non-cancelable lease, (Copy of which is attached to this resolution and by this reference incorporated herein), said lease obligating the corporation to pay, among other obligations, lease payments as outlined above.




                                       /s/  ROBERT D. TRACHT, Pres.
                                     --------------------------------
                                        Robert Tracht, President

                                        THIS SPACE FOR USE OF FILING OFFICER


FINANCING STATEMENT - FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code and will remain effective, with certain exceptions, for 5 years from date of filing.

--------------------------------------------------------------------------------------------------------------------
A. NAME & TEL. # OF CONTACT AT FILER (optional)         B. FILING OFFICE ACCT. # (optional)

--------------------------------------------------------------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)

        Riviera Finance East Bay
        225 Avenue I, Suite 201
        Redondo Beach, CA 90277

--------------------------------------------------------------------------------------------------------------------
D. OPTIONAL DESIGNATION [if applicable]: [ ] LESSOR/LESSEE [ ] CONSIGNOR/CONSIGNEE [ ] NON-UCC FILING
--------------------------------------------------------------------------------------------------------------------
1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b)
--------------------------------------------------------------------------------------------------------------------
        1a.  ENTITY'S NAME

                On Village Communications, Inc.
OR    --------------------------------------------------------------------------------------------------------------
        1b. INDIVIDUAL'S LAST NAME              FIRST NAME              MIDDLE NAME            SUFFIX

--------------------------------------------------------------------------------------------------------------------
1c. MAILING ADDRESS                     CITY                            STATE   COUNTRY   POSTAL CODE

        848 N. La Cienega Blvd. #206    Los Angeles                     CA                90069
--------------------------------------------------------------------------------------------------------------------
1d. S.S. OR TAX I.D.#     OPTIONAL      1e. TYPE OF ENTITY      1f. ENTITY'S STATE      1g. ENTITY'S ORGANIZATIONAL
                       ADD'NL INFO RE                               OR COUNTRY OF           I.D.#, if any
                       ENTITY DEBTOR                                ORGANIZATION                            [ ] NONE
--------------------------------------------------------------------------------------------------------------------
2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b)
--------------------------------------------------------------------------------------------------------------------
        2a.  ENTITY'S NAME


OR    --------------------------------------------------------------------------------------------------------------
        2b. INDIVIDUAL'S LAST NAME              FIRST NAME              MIDDLE NAME            SUFFIX

--------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                     CITY                            STATE   COUNTRY   POSTAL CODE


--------------------------------------------------------------------------------------------------------------------
2d. S.S. OR TAX I.D.#     OPTIONAL      2e. TYPE OF ENTITY      2f. ENTITY'S STATE      2g. ENTITY'S ORGANIZATIONAL
                       ADD'NL INFO RE                               OR COUNTRY OF           I.D.#, if any
                       ENTITY DEBTOR                                ORGANIZATION                            [ ] NONE
--------------------------------------------------------------------------------------------------------------------
3. SECURED PARTY'S (ORIGINAL S/P OR ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME -
   insert only one secured party name (3a or 3b)
--------------------------------------------------------------------------------------------------------------------
        3a.  ENTITY'S NAME

        Riviera Finance East Bay
OR    --------------------------------------------------------------------------------------------------------------
        3b. INDIVIDUAL'S LAST NAME              FIRST NAME              MIDDLE NAME            SUFFIX

--------------------------------------------------------------------------------------------------------------------
3c. MAILING ADDRESS                     CITY                            STATE   COUNTRY   POSTAL CODE

        16400 Southcenter Pkwy., #305   Seattle                         WA                98188
--------------------------------------------------------------------------------------------------------------------
4.  This FINANCING STATEMENT covers the following types or items of property:

        Attached Schedule A - List of Equipment, leased by Lessor to Lessee under
        Master Lease #97-020 dated as of April 21, 1997, insurance, covering same, and proceeds of all the foregoing.

--------------------------------------------------------------------------------------------------------------------
5.  CHECK  [ ]  This FINANCING STATEMENT is signed by the              7. If filed in Florida (check one)
    BOX         Secured Party instead of the Debtor to perfect            [ ] Documentary     [ ] Documentary stamp
(if             a security interest (a) in collateral already                 stamp tax paid      tax not applicable
applicable)     subject to a security interest in another
                jurisdiction when it was brought to this state,
                or when the debtor's location was changed to this
                state, or (b) in accordance with other statutory
                provisions (additional data may be required)
--------------------------------------------------------------------------------------------------------------------
6.  REQUIRED SIGNATURE(S)                       8.  [ ] This FINANCING STATEMENT is to be filed (for record)
                                                        (or recorded) in the REAL ESTATE RECORDS
    [SIG]   On Village Communications, Inc.             Attach Addendum                              (if applicable)
--------------------------------------------------------------------------------------------------------------------
                                                9.  [ ] Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
                                                        [ADDITIONAL FEE]
    [SIG]   Riviera Finance East Bay                    (optional)     [ ] All Debtors   [ ] Debtor 1   [ ] Debtor 2
--------------------------------------------------------------------------------------------------------------------
  (1) FILING OFFICER COPY    - NATIONAL FINANCING STATEMENT (FORM UCC1)(TRANS)(REV. 12/18/95)      WOLCOTTS FORM
                                                                                                   UCCNAT01
                                                                                                   (price class 13C)
